Exhibit 4.13

Addendum of Lease Agreement dated March 27, 2014

Made and executed in Tel Aviv on the [handwritten: 26th] day of October, 2021

Between:	ISRAS INVESTMENT COMPANY LTD, Public Company Reg. No. 520017807 Of 3 Har Sinai St., Tel Aviv (Hereinafter: the “Lessor”) The first party;

And between:	PolyPid Ltd., Company No. 514105923 By its authorized signatories Of 18 HaSivim St., Petah Tikva (Hereinafter: the “Lessee”) The second party;

Whereas:	On March 27, 2014 the Lessee and Ogen Yielding Real Estate Ltd. (hereinafter: “Ogen”) signed a lease agreement (hereinafter: the “Original Agreement”) according to which the Lessee leases the Leased Premises, as defined in the Original Agreement;

And whereas:	The Lessee and Ogen signed addenda to the Lease Agreement with respect to the area of the Leased Premises, on July 1, 2014, July 23, 2017, November 28, 2017, January 22, 2018 and November 4, 2018 (the Lease Agreement including addenda thereof shall be referred hereinafter: the “Lease Agreement”).

And whereas:	Within the framework of restructuring procedures that were performed in the Lessor’s group on October 1, 2021 an agreement was signed, according to which the entire rights and obligations of Ogen in the land as hereinabove defined and in which the Project and the Leased Premises are situated were transferred to the Lessor, and in this regard the Lease Agreement was fully assigned to the Lessor.

And whereas:	Ogen is the Management Company of the Project in which the Leased Premises are situated, and in its capacity as said Ogen handles both the maintenance of the Project and the collection of payments from lessees, and therefore a Letter of Instructions and Assignment was also attached as Appendix B of this Agreement, according to which the Lessor orders the Lessee to transfer all payments that the Lessee is obligated to pay by virtue of this Agreement to Ogen, and provide all the collaterals in accordance with this Agreement in favor of Ogen, and Ogen will also issue demands for payment, tax invoices and receipts to the Lessee.

And whereas:	The Lessee requested from the Lessor to increase the area of the Leased Premises and lease an additional area of 30 Sq.m. gross (including a relative part in the public areas) on the ground floor in the Tamar Building (hereinafter: the “Additional Area”) and the Lessor agreed to this request made by the Lessee as said, and all in accordance with and subject to the provisions set forth in this Addendum hereunder;

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

1.	Preamble

1.1.	The preamble hereto shall be deemed an integral part of this Addendum.

1.2.	The entire definitions used in this Addendum shall have the meaning assigned thereto in the Lease Agreement, except for the definitions used in this Addendum differently and according to the agreements set forth in this Addendum.

1.3.	The provisions set forth in the Lease Agreement shall continue to apply to the parties, mutatis mutandis, except for the provisions set forth in this Addendum in respect of which the parties agreed that they shall take precedence over the provisions of the Lease Agreement.

1.4.	As regards the interpretation of the provisions set forth in this Addendum, the said provisions shall be interpreted as adding to the provisions set forth in the Lease Agreement and shall not derogate therefrom.

2.	Definitions:

2.1.	The Additional Area – an area of 30 sq.m. gross in the ground floor in the Tamar Building, “Ogen Park” in HaSivim street in Petah Tikva as presented in the blueprint hereby attached as Appendix A of this Addendum.

2.2.	The base index – the consumer price index of August 2021 that was published on September 15, 2021.

3.	Term of Lease in the Additional Area:

3.1.	The Lessee leases the Additional Area from the Lessor as of October 4, 2021 (hereinafter: the “Lease Commencement Date”) and until the expiration of the Term of Lease stated in the Lease Agreement and addenda thereof, i.e., until December 31, 2023 (hereinafter: the “Term of Lease in the Additional Area”).

3.2.	The Lessee declares that in light of the fact that it leases areas in the Tamar Building where the Additional Area is situated, the Lessee is familiar with the Project and the Building where the Additional Area is situated and the Lessee inspected the physical, legal and planning condition of the Additional Area and found it to its satisfaction and the Lessee leases the Additional Area in its condition at the time of signing this Addendum “AS-IS” and the Lessee will have no argument and/or claim in respect of the Additional Area and/or its condition.

[Signature and Stamp: ISRAS INVESTMENT COMPANY LTD] [Signature and Stamp: PolyPid Ltd.]

3.3.	The Additional Area will be added to the area of the Leased Premises and shall constitute a part thereof for all intents and purposes, unless otherwise stated expressly in this Addendum.

4.	Payment of the Rent and management fees for the Additional Area:

4.1.	Rent – the Lessee will pay to the Lessor during the Term of Lease for the Additional Area monthly rent in the amount of ILS 42 for each 1 sq.m. of the gross area of the Leased Premises with the addition of linkage differentials to the increase of the index compared to the base index stated in this Addendum and up to the index known option payment date and in addition to statutory VAT.

4.2.	Management fees – the Lessee will pay to the Lessor during the Term of Lease of the Additional Area monthly management fees in the amount of ILS 13 for each 1 sq.m. gross of the area of the Leased Premises with the addition of linkage differentials to the increase of the index as of the base index as stated in this Addendum and up to the index known on the actual payment date and in addition to statutory VAT.

4.3.	The Rent and the management fees will be paid in the manner and on the date set for their payment in accordance with the Lease Agreement and in accordance with the Letter of Instructions and Assignment attached as Appendix B of this Addendum.

4.4.	In addition, the Lessee will bear all other payments as stated in the Lease Agreement in respect of the Additional Area, such as: municipal taxes, electricity, water etc.

5.	Insurance and collaterals:

5.1.	The Lessee will assure that the insurances that were taken out in respect of the Leased Premises will also include the Additional Area for the entire Term of Lease of the Additional Area. The Lessee will present the said insurances to the Lessor following its demand.

5.2.	The entire collaterals that the Lessee provided by virtue of the provisions set forth in the Lease Agreement and addenda thereof will also be used for the purpose of performing the obligations of the Lessee in accordance with this Addendum.

[Signature and Stamp: ISRAS INVESTMENT COMPANY LTD] [Signature and Stamp: PolyPid Ltd.]

6.	General:

6.1.	It is clarified that breach of the provisions set forth in this Addendum by the Lessee shall constitute breach of the Lease Agreement and, without derogating from the right of the Lessor in accordance with the provisions set forth in any law and/or agreement, the Lessor shall be entitled to seek the entire relief set forth in the Lease Agreement and addenda thereof.

6.2.	In the event of discrepancy between the provisions set forth in the Lease Agreement and the provisions set forth in this Addendum, the provisions set forth in this Addendum shall take precedence.

And in witness hereof the parties are hereby undersigned:

[Signature and Stamp: ISRAS INVESTMENT COMPANY LTD]	[Signature and Stamp: PolyPid Ltd.]
The Lessor	The Lessee

Appendix B of the Addendum of the Lease Agreement – Letter of Instructions and Assignment

Made and executed in Tel Aviv on the [handwritten: 26th] day of [handwritten: 10], 2021

Between:	ISRAS INVESTMENT COMPANY LTD, Public Company Reg. No. 520017807 Of 3 Har Sinai St., Tel Aviv (Hereinafter: the “Lessor”) The first party;

And between:	PolyPid Ltd., Company No. 514105923 By its authorized signatories Of 18 HaSivim St., Petah Tikva (Hereinafter: the “Lessee”) The second party;

Whereas:	On [handwritten: 26/10/21] the parties signed an addendum to the Lease Agreement in which the Lessee leases from the Lessor in unprotected lease the Leased Premises, as defined in the Lease Agreement (hereinafter respectively: the “Lease Agreement” the “Leased Premises”);

[Signature and Stamp: ISRAS INVESTMENT COMPANY LTD] [Signature and Stamp: PolyPid Ltd.]

And whereas:	The Company in charge of the management of the leases in the Project where the Leased Premises are situated is Ogen Yielding Real Estate Ltd., Company Reg. No. 520033093 (hereinafter: “Ogen”);

And whereas:	The parties wish to sign the Letter of Instructions and Assignment attached hereto with respect to the transfer of the entire payments that are due to the Lessor by virtue of the Lease Agreement and this Addendum to Ogen in accordance with the terms set forth in this document hereunder;

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

7.	Ogen Yielding Real Estate Ltd., Company Reg. No. 520033093 (hereinafter: “Ogen”) is the Management Company of the Project in which the Leased Premises are situated. As part of its responsibilities in this capacity as said Ogen handles both the Project maintenance and the collection of the payments from the lessees.

8.	The Lessor hereby instructs the Lessee to transfer all payments made in accordance with the Lease Agreement to a bank account in the name of Ogen. The entire payments for the purpose of this matter includes any payment that the Lessee is obligated to transfer to the Lessor in accordance with the Lease Agreement including: the rent, parking fees, management fees, electricity and water bills (to the extent that these are not paid to the authorities) etc.

9.	The transfer of payments to Ogen as said will be made according to an authorization to debit account (Banks’ Clearing House (Masav)) that was signed by the Lessee and/or by a wire transfer, and all in accordance with the provisions set forth in the Lease Agreement.

10.	In addition, the Lessor orders the Lessee to issue the entire collaterals, including bank guarantees and/or deposits and/or promissory notes as stated in the Lease Agreement in favor of Ogen.

11.	The transfer of the Lessee’s payments and collaterals to Ogen as stated in section 8 shall be deemed as the full and timely performance of the Lessee’s obligations and in accordance with the provisions set forth in the Lease Agreement. The Lessor shall have no argument and/or demand against the Lessee in respect of the payments, the guarantees or their transfer to Ogen.

12.	In accordance with the instructions set forth in this Letter of Instructions and Assignment, demands for payment and/or invoices and/or receipts for payments that are due to the Lessor from the Lessee in accordance with the Lease Agreement will also be issued by Ogen.

[Signature and Stamp: ISRAS INVESTMENT COMPANY LTD] [Signature and Stamp: PolyPid Ltd.]

13.	The Lessee undertakes to act in accordance with the provisions set forth in this Appendix in accordance with the Lessor’s instructions as delivered to the Lessee from time to time.

14.	The provisions set forth in this special appendix shall apply unless the Lessor delivered a prior and written notice to the Lessee regarding a change of the said provisions.

15.	This Appendix shall constitute an integral part of the Lease Agreement and its provisions shall take precedence the provisions set forth in the Lease Agreement.

And in witness hereof the parties are hereby undersigned:

[Signature and Stamp: ISRAS INVESTMENT COMPANY LTD]	[Signature and Stamp: PolyPid Ltd. Amir Weisberg, CEO]
The Lessor	The Lessee

I, the undersigned, Ogen Yielding Real Estate Ltd., Company Reg. No. 520033093 hereby confirm the aforesaid and undertake to act in accordance with its provisions.

[handwritten: 26.10.21]	[Signature and Stamp: Ogen Yielding Real Estate Ltd.]
Date	Ogen Yielding Real Estate Ltd.

[Signature and Stamp: ISRAS INVESTMENT COMPANY LTD] [Signature and Stamp: PolyPid Ltd.]

[Signature and Stamp: ISRAS INVESTMENT COMPANY LTD] [Signature and Stamp: PolyPid Ltd.]